Exhibit 99.1

LianDi Clean Technology Inc. Announces Intent to Voluntarily Deregister Its Common Stock

BEIJING, Nov. 15, 2013 /PRNewswire/ -- LianDi Clean Technology Inc. (OTCPink: LNDT) ("LianDi" or the "Company") announced its intent to voluntarily deregister its Common Stock from the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") by filing a Form 15 with the U.S. Securities and Exchange Commission (the "SEC"). The Company anticipates filing the Form 15 with the SEC on or about December 2, 2013. The Company's Chairman Mr. Jianzhong Zuo, stated that the Board's decision to deregister its securities was made after careful and thorough consideration of the advantages and disadvantages of continuing registration and the continuing costs and demands on management time arising from compliance with SEC, Sarbanes-Oxley and other regulatory requirements. LianDi is eligible to deregister its securities because it has fewer than 300 holders of record. The Board of Directors believes the accounting, legal and administrative savings associated with deregistration, both in terms of cost and in time, are in the best interests of shareholders and the Company. For LianDi's size and the thinly-traded nature of its stock, the Board believes the financial and management burden is disproportionate to the benefits of maintaining its registered status. In light of current and expected future regulatory requirements, including requirements resulting from the Sarbanes-Oxley Act, LianDi estimates that it may realize ongoing annual savings of approximately $500,000 in addition to any indirect cost savings. LianDi also expects that management will be able to better focus its attention and resources on continuing to improve operations and enhancing shareholder value.

LianDi expects that the deregistration will become effective within 90 days after the Form 15 is filed with the SEC. Upon filing of the Form 15, LianDi's obligation to file certain reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will immediately be suspended, and once deregistration is effective, future reports will not be available through the SEC EDGAR system.

Following deregistration, LianDi intends to voluntarily make periodic financial and other information available to its shareholders via its website at http://www.china-liandi.com. Upon termination of the registration of its Common Stock, the company's securities will not be eligible for trading on any national exchange or the OTC Bulletin Board.

LianDi expects but cannot guarantee that its common stock will continue to be quoted on the OTC Pink tier operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities, following its deregistration, so long as market makers demonstrate an interest in trading in the Company's common stock. LianDi can provide no assurance that any broker-dealer will make a market in LianDi's Common Stock, which is a requirement for quotation on the OTC Pink Tier.

Forward Looking Statements. Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act ("SLRA") of 1995, including statements concerning the Company's strategies, plans, objectives, intentions and projections. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "realize," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the Company's actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the filing and effective dates of the Form 15 could differ from what is described above; brokers may not make a market to allow for OTC Pink quotations; and other risks discussed in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. LianDi undertakes no obligation to publicly update or revise any forward-looking statements.

For further information please contact:

Mr. Jianzhong Zuo

+86-10-58720171

info_lndt@163.com